UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008

Znomics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-136372	52-2340974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 SW Third Ave. Suite 200
Portland, OR 97201
 (Address of principal executive offices, including zip code)

(503) 827-5271
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On October 10, 2008, Znomics, Inc. (the “Company”) agreed to issue and sell, and certain officers and directors of the Company agreed to purchase, the number of shares equal to (a) the aggregate offering price of $50,000 divided by (b) the last sale price of the Company’s common stock on the second trading day following the date of this Current Report on Form 8-K.  The purchasers are listed on Exhibit A to the Common Stock Purchase Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

The issuance and sale of common stock in this transaction was made in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Act”).  All of the parties to whom shares of common stock have been issued in this transaction are “accredited investors,” as such term is defined in Rule 501 of Regulation D under the Act, and no form of general solicitation or general advertising was used in connection with this transaction.

Item 8.01	Other Events

On October 13, 2008, the Company announced the filing of provisional patent applications with the United States Patent and Trademark Office for its proprietary zebrafish technologies.

The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated October 10, 2008.
99.1	Press Release of Znomics, Inc., dated October 13, 2008

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Znomics, Inc.

/s/ Kerry Rea
Kerry Rea
Chief Financial Officer

Date: October 14, 2008

 Index to Exhibits

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated October 10, 2008.
99.1	Press Release of Znomics, Inc., dated October 13, 2008